Exhibit (a)(16)

AIXTRON Investor Presentation IR Presentation – H1/2016 (FSE: AIXA, ISIN DE000A0WMPJ6, NASDAQ: AIXG, ISIN: US0096061041) © AIXTRON Investor Relations, August 2016

Disclaimer 2 Additional information This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities. The takeover offer for the outstanding ordinary shares (including ordinary shares represented by American depositary shares) of AIXTRON SE commenced on 29 July 2016. The terms and conditions of the takeover offer have been published in, and the solicitation and offer to purchase ordinary shares (including ordinary shares represented by American depositary shares) are made only pursuant to, the offer document and related offer materials prepared by Grand Chip Investment GmbH and as approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht, “BaFin”). AIXTRON SE intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the takeover offer; in addition, AIXTRON SE’s Management Board and Supervisory Board will publish a statement pursuant to Sec. 27 of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz, WpÜG). The offer document for the takeover offer (in German and in English) containing the detailed terms and conditions of, and other information relating to, the takeover offer, among other things, has been published on the internet at www.grandchip-aixtron.com. Acceptance of the takeover offer by shareholders that are resident outside Germany and the United States may be subject to further legal requirements. With respect to the acceptance of the takeover offer outside Germany and the United States, no responsibility is assumed for the compliance with such legal requirements applicable in the respective jurisdiction. The Tender Offer Statement (including the offer document, a related letter of transmittal and other related offer materials) and the Solicitation/Recommendation Statement, as they may be amended from time to time, as well as the Management and Supervisory Board’s statement pursuant to Sec. 27 WpÜG contain important information that should be read carefully before any decision is made with respect to the takeover offer because they, and not this document, govern the terms and conditions of the takeover offer. Those materials and other documents filed by Grand Chip Investment GmbH or AIXTRON SE with the SEC are or, in the case of the Management and Supervisory Board’s statement pursuant to Sec. 27 WpÜG, will be available at no charge on the SEC’s web site at www.sec.gov. In addition, Grand Chip Investment GmbH’s Tender Offer Statement and other documents it will file with the SEC will be available at www.grandchip-aixtron.com. In this document, unless the context otherwise requires, references to ‘‘AIXTRON”, “the AIXTRON Group’’, the ‘‘Group’’ or ‘‘the Company’’ are to AIXTRON SE and its consolidated subsidiaries. References to ‘‘Management’’ are to the Executive Board of AIXTRON SE.

Disclaimer 3 Cautionary statement regarding forward-looking statements This document contains forward-looking statements, including statements regarding the expected consummation of the proposed transaction and AIXTRON SE’s future performance, which involves a number of risks and uncertainties, including the satisfaction of closing conditions for the transaction, the possibility that the transaction will not be completed, the failure to retain key AIXTRON SE employees, customers and partners, uncertainty regarding the anticipated benefits of the transaction and the failure of the parties to achieve anticipated goals of the transaction, and other risks and uncertainties discussed in AIXTRON SE’s public filings with the SEC, including the “Risk Factors” section of AIXTRON SE’s Form 20-F filed on February 23, 2016, as well as the offer document to be filed by Grand Chip Investment GmbH, the Solicitation/Recommendation Statement to be filed by AIXTRON SE and the statement pursuant to Sec. 27 WpÜG to be published by AIXTRON SE’s Management and Supervisory Board. These documents and statement are based on current expectations, assumptions, estimates and projections, and involve known and unknown risks, uncertainties and other factors, many of which are outside the control of AIXTRON SE and Grand Chip Investment GmbH, that may cause results, levels of activity, performance or achievements to be materially different from any future statements. These statements are generally identified by words or phrases such as “believe”, “anticipate”, “expect”, “intend”, “plan”, “will”, “may”, “should”, “estimate”, “predict”, “potential”, “continue” or the negative of such terms or other similar expressions. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results and the timing of events may differ materially from the results and/or timing discussed in the forward-looking statements, and you should not place undue reliance on these statements. AIXTRON SE undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise, unless expressly required to do so by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Due to rounding, numbers presented throughout this presentation may not add up precisely to the totals indicated and percentages may not precisely reflect the absolute figures for the same reason. Our registered trademarks: AIXACT®, AIXTRON®, Atomic Level SolutionS®, Close Coupled Showerhead®, CRIUS®, Gas Foil Rotation®, Optacap™, OVPD®, Planetary Reactor®, PVPD®, TriJet®

Who we are Headquarters based in Herzogenrath, Germany Worldwide presence with 12 sales/representatives offices and production facilities Company founded in 1983 – over 30 years of experience ~720 employees Technology leader in deposition systems More than 3,000 deposition systems delivered all over the world State of the art R&D center and demo facilities Annual R&D budget of approx. € 60 Million 4 About AIXTRON

Global Presence About AIXTRON 5

Our Vision Technology. Materials. Performance. Technology. We are the recognized technology leader in complex material deposition. Materials. We enable our customers to successfully shape the markets of the future, exploiting the potential offered by new materials. Performance. We deliver the performance driving economic success through our expertise, our employees and the quality of our products. ABOUT AIXTRON 6

AIXTRON Investor Presentation 7

Our Technology. Your FUTURE. AIXTRON TECHNOLOGIES 8 Compound Semiconductors Silicon Semiconductors Organic Carbon LED Lighting Memory & Logic OLED Power Management

AIXTRON TECHNOLOGIES AND PRODUCTS 9

Our Technology Portfolio

Compound Semiconductors		Silicon Semiconductors	Organic	Carbon
MOCVD		ALD/MOCVD	OVPD®/PVPD®/TFE	PECVD
LEDs, Lasers and Optoelectronics	**Power Management GaN / SiC**	**Silicon Semiconductors**	**Organic Electronics**	**Graphene, CNTs and CNWs**
• LEDs for display: TVs, mobile phones, tablets, etc. • LEDs for lighting • LEDs for automotive • LEDs for datacom • Lasers for telecom, consumer electronics • Photovoltaics	• RF transistors • AC-DC converters • DC-DC converters • Solar inverters • Motor drives in industrial applications automotive and consumer electronics	• DRAM Dielectric and Metal Electrode • Flash Inter Poly Dielectric and Metals • ReRAM and PCRAM Active element and Electrode • Logic Gate stack • Logic High Mobility Channel	• OLEDs for display: TVs, mobile phones, tablets, etc. • Thin Film Encapsulation • OLEDs for lighting • Organic, flexible electronics • Organic Photovoltaics	• Transistors • Interconnects • Flexible Electronics • Energy Storage • Sensors, etc.
			 OLED	
Established Markets with Fluctuating Demand	Increasing Equipment Demand Expected by: 2015 and beyond	Increasing Equipment Demand Potential for 2015 and beyond	Equipment Demand Expected by: 2016/2017	Increasing Equipment Demand Expected by: 2018 and beyond

AIXTRON

Overview of the Takeover offer 10 Bidder Grand Chip Investment GmbH, c/o Paul Hastings (Europe) LLP, Siesmayerstraße 21, 60323 Frankfurt am Main, Germany Target company AIXTRON SE, Dornkaulstraße 2, 52134 Herzogenrath, Germany Securities sought in the Takeover Offer All no-par value registered shares in AIXTRON, including all no-par value registered shares represented by American Depositary Shares (ADSs), including dividend entitlement. Offer Consideration EUR 6.00 (in words: Euro six) per AIXTRON Share in cash. AIXTRON ADSs will be converted into and paid out in USD. Offer Conditions (i) A minimum acceptance threshold with a target shareholding of at least 67,632,213 AIXTRON Shares (corresponding to 60 per cent of the total number of AIXTRON Shares issued on the Announcement Date); (ii) approval or clearance of the Transaction, as applicable, from regulatory authorities in Germany, the United States and PRC; (iii) no material adverse change in the closing quotations of DAX and TecDAX; and (iv) no increase in AIXTRON's share capital other than to settle existing and exercised stock options. The Offer Conditions have to be satisfied by 28 February 2017, at the latest. Acceptance Period 10 weeks, i.e., from July 29, 2016 to October 7, 2016, 24:00 hrs local time Frankfurt am Main, Germany / 6:00 p.m. local time New York, United States, respectively (unless extended by law). * The overview has been inserted for reasons of clarity and comprehensibility and does not contain all relevant information relating to the Takeover Offer. AIXTRON Shareholders should not solely rely on this overview in their own interest but should fully and thoroughly assess this Statement and the Offer Document.

GCI Takeover Offer – Commitments to a Sustainable Future Transaction could provide AIXTRON with the relevant support to successfully develop full technology roadmaps and to better access growth markets: GCI has committed to support AIXTRON to continue developing existing product lines, for its customers’ benefit and to maintain the existing global set up. GCI has also committed that the IP portfolio is to remain with and be used solely by AIXTRON while protecting sensitive and confidential customer information. AIXTRON could expand its presence, especially in China which would allow better exploitation of the most significant growth opportunities. The fairness opinion of JP Morgan supports that the transaction reflects a fair and adequate offer price. Alternative Scenarios would either be very risky or would result in smaller AIXTRON with reduced growth potential 11 Executive and Supervisory Boards Recommend Acceptance of the Takeover Offer, Works Councils also Welcome the Transaction

Revenue Analysis Operations 12 H1/2016: by region H1/2016: by equipment & spares Spares Equipment H1/2016: by end application (equipment only) USA Europe Asia Power Electronics Silicon LED Optoelectronics Others 55% 25% 20% 66% 34% 20% 30% 10% 35% 4%

24 - Month Business Development FINANCIALS 13 USD order intake and backlog were recorded at the prevailing budget rate (2016: $1.10/€) USD revenues were converted at the actual period average FX rate (H1/2016: $1.11/€) * @ $1.35 @ $1.35 @ $1.33 @ $1.25 @ $1.25 @ $1.11 Equipment (only) Order Intake (€ million) Total Revenues (incl. equipment, service, spare parts) Equipment (only) Order Backlog @ $1.10 @ $1.10 @ $1.11 *) revalued on Jan.1, 2016 to €46.7m at $1.10/€ 66.4 70.7 65.2 79.0 91.2 72.3 42.9 67.7 86.2 Q2/2014 Q3/2014 Q4/2014 Q1/2015 Q2/2015 Q3/2015 Q4/2015 Q1/2016 Q2/2016 46.2 45.6 58.0 40.3 40.4 54.6 62.5 21.4 34.1 49.7 50.2 49.3 48.9 52.5 34.4 31.3 44.4 51.1

Consolidated Income Statement* 14 (€ million) H1/16 H1/15 +/- Q2/16 Q1/16 +/- Revenues 55.5 80.7 -31% 34.1 21.4 59% Cost of sales 45.5 68.3 -33% 27.2 18.3 49% Gross profit 10.0 12.4 -19% 6.9 3.1 123% Gross Margin 18% 15% 3 pp 20% 15% 5 pp Selling expenses 5.8 6.3 -8% 2.9 2.9 -3% General & admin expenses 8.3 8.5 -3% 4.5 3.8 17% R&D 26.0 27.6 -6% 12.7 13.3 -5% Net other op.(income)/expenses (4.2) (3.3) -27% (2.0) (2.2) 13% EBITDA -20.0 -21.8 8% -8.2 -11.7 30% EBIT -25.9 -26.7 3% -11.2 -14.7 24% EBIT Margin -47% -33% -14 pp -33% -69% 36 pp Result before tax -25.6 -26.2 2% -11.0 -14.6 25% Pre-Tax Margin -46% -33% -13 pp -32% -68% 36 pp Net result -26.6 -27.6 4% -11.1 -15.5 28% Net Return on Sales -48% -34% -14 pp -33% -72% 39 pp Financials *) rounded figures; may not add up

Consolidated Statement of Financial Position* 15 *) rounded figures; may not add up (€ million) 30/6/16 31/12/15 30/6/15 Property, plant & equipment 77.2 81.3 80.6 Goodwill 74.4 75.9 77.1 Other intangible assets 5.8 6.4 5.7 Others 3.6 3.9 4.8 Non-current assets 161.0 167.6 168.2 Inventories, WIP & Finished Goods 78.2 70.8 85.8 Trade receivables 22.2 26.0 23.5 Others 7.9 8.2 9.4 Cash & Cash Equivalents incl. CD 161.3 209.4 255.4 Current Assets 269.6 314.4 374.1 Shareholders' equity 365.2 396.5 398.6 Non-current liabilities 2.9 3.6 3.8 Trade payables 11.0 9.8 12.6 Advance payments from customers 29.5 24.0 95.1 Others 21.9 48.0 32.2 Current liabilities 62.5 81.8 139.9 Balance Sheet total 430.6 482.0 542.2 Financials

Consolidated Statement of Cash Flows* 16 (€ million) H1/16 H1/15 Q2/16 Q1/16 Cash Flow from operating activities -39.3 -6.4 -19.9 -19.4 Cash Flow from investing activities 26.4 8.9 19.3 7.1 Cash Flow from financing activities 0.1 -0.2 0.1 0.0 Exchange rate changes -2.6 5.2 0.1 -2.7 Net change in Cash & Cash Equivalents -15.4 7.5 -0.4 -15.0 Cash & Cash Equivalents (beginning of period) 116.3 116.6 101.3 116.3 Cash & Cash Equivalents (end of period) 100.9 124.1 100.9 101.3 Change in Cash deposits -32.4 -22.5 -20.1 -12.2 Free Cash Flow** -41.0 -12.3 -20.7 -20.3 Capex 1.7 7.4 0.8 0.9 *) rounded figures; may not add up **) Acquisition cost adjusted; Operating CF + Investing CF + Changes in Cash Deposits Financials

Market Prospects Short-Term Further increasing adoption of LEDs for Solid State Lighting Increasing demand adoption of optoelectronic components for tele- and data communication applications Increased emergence of wide band gap GaN or SiC based devices for energy efficient power management Development of next generation NAND and DRAM memory devices Further progress in the development of GaN-on-Silicon LEDs and Wafer Level Packaging Mid- to Long-Term Development of new wide-band-gap applications such as RF and System-on-Chip with integrated power management Progress in the development of large area OLED devices requiring efficient deposition technologies Progress in the development of flexible and rigid OLED devices requiring thin-film encapsulation Increased development activity for specialized compound solar cell applications, e.g. multi junction, CPV Increasing requirements for High-k and interconnects, implying a new approach to production technologies Progress in the development of future logic chips applying wide band gap and high electron mobility materials (III-V-on-Silicon) Development of applications using Carbon Nanomaterials (Carbon Nanotubes, Carbon Nanowires, Graphene) Development of alternative LED applications such as Visual Light Communication technology Future Markets 17

AIXTRON Investor Presentation 18

AIXTRON Key Enabler for Innovative Future AIXTRON TECHNOLOGIES AND PRODUCTS 19 New Complex Materials LOREM LOREM LOREM LOREM LOREM Tech Trends Compound Semiconductors GaAs/ GaN (Sensors) GaN/SiC (RF/Power – Mobile) GaAs/InP (Laser - Datacom) GaN (LED – LiFi) Silicon Semiconductors III-V (Next-generation Logic – Real-time Processing) Innovative materials (Memory - Big Data) Organic Display, Lighting Flexible Electronics Organic Photovoltaics Carbon Nano Structures Graphene (Energy Storage) 2D materials (Smart Sensors, Energy Storage) Renewable Energy IoT & Cloud Computing Big Data Electronic Vehicles Energy Storage

LED Lighting Market: Multiple Tipping Points Industry & Markets 20 Various Applications Different Regions Numerous Players LED Lighting Cycle Source: : AIXTRON, McKinsey 2012

LED Lighting Market Estimates Industry & Markets 21 Source: IHS 2016, Strategies Unlimited Globalization and urbanization to drive LED lighting opportunities: Emerging countries: need for energy efficient lighting solutions Developed countries: SSL driven by expanding renovation market Outdoor: Early adoption streetlight replacement market Commercial: LED Light Bulb reaching price tipping point LED Market Forecast Global LED lamp shipments billion units LED penetration Market size (in US$ billion) 0% 5% 10% 15% 20% 25% 30% 35% 40% 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 2013 2014 2015e 2016e 2017e 2018e 2019e 2020e 2021e 2022e 2023e LED lamps (LHS) LED lamps as % of total - 2 4 6 8 10 12 14 16 2015e 2016e 2017e 2018e 2019e 2020e Others Automotive Signs Lighting Mobile/Display

Technology Position AIXTRON TECHNOLOGIES AND PRODUCTS 22 Carbon Thin-Film Encapsulation for OLED OVPD for OLED deposition ALD for Memory Customer B ALD for Memory Customer A MOCVD for LEDs, Lasers and Optoelectronics MOCVD for Power Management MOCVD for III-V on Silicon R&D Demo &Qualification Pilot Production High Volume Production

AIXTRON TECHNOLOGIES AND PRODUCTS 23

Compound Semiconductors – MOCVD

Two Reactor Technologies — Planetary Reactor® & Close Coupled Showerhead® (CCS)

- Addressing multiple industries
- Established industry standard & market leading
- Configurable, extendable common platform
- Introduced the latest MOCVD technology - AIX R6

Planetary Reactor®
AIX G5+, 5x8



- Unique Planetary reactor design
- Horizontal reactor type

Close Coupled Showerhead®
AIX R6, 31x4"



- Patented CCS Technology
- Vertical reactor design

AIXTRON

AIXTRON TECHNOLOGIES AND PRODUCTS 24

Compound Semiconductors – Wide Band Gap (WBG) Power Electronics

Consumer Electronics & IT		Automotive	Energy	Industrial
Power Management			Power Switching	
30V		600V	1.2 kV	≥2kV
• Electronic appliances • Computing • Wireless charging • Power supplies • PFC	• Infotainment • GPS • Connected car • Autonomous driving • EMI/EMC • Adaptive cruise control	• General automotive electro nic • HEV/EV • Charging station • Inverter / motor drives • Converter • Radar test applications	• Power Grid / Smart meter / appliances • Solar / Wind inverters • Solar / Wind power DC dis tribution • storage • UPS	• UPS • Industrial machines • Building • Mining, oil, gas power generation • Shipping/Rail
				
GaN	GaN / SiC		SiC	

Volume segment   Niche segment

AIXTRON

AIXTRON TECHNOLOGIES AND PRODUCTS 25

Compound Semiconductors – Wide Band Gap (WBG) Power Electronics

Source: DOE, IHS 2016

WBG GaN and SiC based Power Management Device Shipments


~9x
CAGR: 24%
~5x
1x
(2015: Indexed=1z)
2015
2022e
2015e

- Reduced Energy Losses
- High Voltage Range
- Improved power quality
- Higher frequencies
- Higher-temperature operation

WBG Power Electronics: Smaller, Faster, and More Efficient

AIXTRON

AIXTRON TECHNOLOGIES AND PRODUCTS 26

Organic Electronics – OVPD® + Encapsulation

Source: DisplaySearch, AIXTRON


OLED manufacturing process
Cleaning
ITO deposition
Coating
Etching
Stripping
Test and repair
Front-end
Array process equipment
Cleaning
Organic material deposition
Cathode deposition
Encapsulation
Front-end
Cell process equipment
Glass cutting
Bonding
Aging
Final test
Back-end
Module process equipment
AIXTRON Targeted technology

AIXTRON

Organic Electronics – Front-end Process Equipment AIXTRON TECHNOLOGIES AND PRODUCTS 27 Cleaning Deposition Cathode deposition Encapsulation Module preparation Automation 5% 40% 10% 20% 5% 20% Cumulative Capex 45% 55% 75% 80% 100% Focus Activities Key competency: Thin-film deposition Value creation: 60% Source: IHS; AIXTRON internal estimates

AIXTRON TECHNOLOGIES AND PRODUCTS 28

Organic Electronics – OVPD®

Product Description – OVPD

- Proprietary carrier-gas enhanced gas phase deposition approach for organic thin films*
- Based on AIXTRON's core competence of carrier gas enhanced vapour phase deposition
- Free scalability: suitable for all relevant substrate generations
- Manufacturing technology applicable for OLED displays, OLED lighting, organic semiconductors, and organic photovoltaic
- Proprietary STExS™ evaporation source technology: low thermal stress, high rates, continuous operation

"Disruptive deposition technology for cost efficient OLED manufacturing"

Product Features

- High deposition rates for high throughput
- Reduced thermal stress for organic materials

- High material utilization efficiency
- Flexible process control

- Simplified scaling due to
  - Close Coupled Showerhead and
  - Decoupled source technology

- Flexible integration solutions batch and inline
- Reduced number of deposition chamber and footprint
- Scalable: Available for substrate sizes up to Gen8.5 (=2.3 x 2.5 m²)



OVPD demonstrator OLAD (Organic Large Area Demonstrator) (optimized for Generation 8.5 substrate sizes)

AIXTRON TECHNOLOGIES AND PRODUCTS 29

Organic Electronics – OPTACAP™ PECVD

Product Description – OptaCap™ PECVD

- Proprietary PECVD technology based on linear plasma sources
- Based on AIXTRON's core competence of carrier gas enhanced vapour phase deposition
- Free scalability: suitable for all relevant substrate generations
- Manufacturing technology applicable for barrier applications, i.e. thin film encapsulation: highly flexible, low film stress, high transparent, high water and oxygen permeation barrier,

"Disruptive deposition technology for cost efficient deposition of flexible barrier films"

Product Features

- High deposition rates for high throughput
- Flexible process control

- Simplified scaling due to
  - Linear PECVD source technology
  - Multiple source configurations

- Scalable: Available for substrate sizes up to Gen3.5, future: up to Gen8.5

- Highly flexible SiNx-based barrier films at high rates
- Low temperature process (<80°) with low film stress


AIXTRON

OPTACAP-200
200x200 mm² Substrates

AIXTRON

AIXTRON TECHNOLOGIES AND PRODUCTS 30

Silicon Semiconductors – Leading Edge Technologies

Source: Gartner 2016


At the forefront to extend Moore's Law
Memory
(ALD)
Logic transistor
(MOCVD- III-V)
Interconnects
(Graphene/CNT)
>3x
≤22nm fab capacities
"More than Moore"
~1.1x
Total fab capacities
(2015: Indexed=1x)
2015
2020

AIXTRON TECHNOLOGIES AND PRODUCTS 31

Silicon Semiconductors - ALD

Product Description – ALD

- 300mm ALD Technology
- QXP-8300 Mini-batch system
- High throughput : 2 Process Chambers – 8 stations
- Up to 3 vaporizers and one bubbler
- Applications : DRAM, Logic and Flash High k Dielectric
  Metal electrode : ReRAM and PCRAM Active elements
- Proven in HVM with >40% lower CoO and >90% Uptime in DRAM and Flash Fabs

"Best-in class technology, state of the art deposition system, lowest CoO"

Product Features

- Up to 3 patented TriJet vaporizers

- Small volume confined process space ensure short ALD cycle time
- > 40 % less precursor consumption
- Efficient purge

- Isolated multi wafer processing with > 40% higher throughput

- Close Coupled Showerhead for uniform distribution
- Flexibility and ease of maintenance


AIXTRON

AIXTRON

AIXTRON TECHNOLOGIES AND PRODUCTS

32

Carbon Nanomaterials – PECVD

Graphene and Carbon Nanotube Deposition Systems

- Proprietary thermal and plasma enhanced chemical vapour deposition technology
- Excellent uniformity and reproducibility with fast turnaround cycle times
- BM platform: BM R&D (2-inch), BM Pro (4-inch and 6-inch), BM GB (4-inch glovebox), BM HT (high temperature, 1,700C), BM300T (300mm)
- Graphene and carbon nanotube films for electronics, energy storage, thermal management, sensors and flexible/transparent applications

Product features

- Fast response heater and turnaround
- Thermal CVD
- Substrate and top heating

- Closed loop infrared wafer temperature control
- Plasma enhanced CVD with frequency control
- Flexible processing for different applications

- Low cost of ownership
- Easy maintenance and cleaning
- User management features and growth library

Material Properties + AIXTRON Technology → Enabling Applications



Graphene (2D) and Carbon nanotube (1D)

Unique combination of high electrical/ thermal conductivity, mobility, flexibility and transparency



Serving R&D market today

AIXTRON BM Pro



Production ready for tomorrow

AIXTRON BM Pro 300

Consolidated Income Statement* FINANCIALS 33 (€ million) 2015 2014 2013 Revenues 197.8 193.8 182.9 Cost of sales 147.9 154.1** 204.7** Gross profit 49.8 39.7** -21.8** Gross Margin 25% 21% -12% Selling expenses 11.5 14.1** 14.5** General & admin expenses 16.3 19.3 18.2 R&D 55.4 66.7 57.2 Net other op.(income)/expenses -6.7 -2.2 -16.0 EBITDA -16.4 -41.3 -67.9 EBIT -26.7 -58.3 -95.7 EBIT Margin -14% -30% -52% Result before tax -26.0 -57.1 -95.2 Pre-Tax Margin -13% -29% -52% Net result -29.2 -62.5 -101.0 Net Return on Sales -15% -32% -55% *) rounded figures; may not add up **) 2013 and 2014 figures changed to be comparable with 2015

Consolidated Statement of Financial Position* 34 *) rounded figures; may not add up (€ million) 31/12/15 31/12/14 31/12/13 Property, plant & equipment 81.3 77.3 79.9 Goodwill 75.9 64.8 64.1 Other intangible assets 6.4 2.5 3.1 Others 3.9 4.6 5.7 Non-current assets 167.6 149.2 152.7 Inventories, WIP & Finished Goods 70.8 81.7 66.2 Trade receivables 26.0 26.3 27.7 Others 8.2 8.3 10.3 Cash & Cash Equivalents incl. CD 209.4 268.1 306.3 Current Assets 314.4 384.4 410.5 Shareholders' equity 396.5 415.7 465.4 Non-current liabilities 3.6 1.3 2.4 Trade payables 9.8 16.4 13.5 Advance payments from customers 24.0 66.9 46.2 Others 48.0 33.2 35.7 Current liabilities 81.8 116.5 95.4 Balance Sheet total 482.0 533.5 563.2 Financials

Consolidated Statement of Cash Flows* FINANCIALS 35 (€ million) 2015 2014 2013 Cash Flow from operating activities -45.7 -33.8 8.2 Cash Flow from investing activities 41.2 -23.2 -39.7 Cash Flow from financing activities -0.1 0.2 101.6 Exchange rate changes 4.3 5.9 -2.4 Net change in Cash & Cash Equivalents -0.3 -50.9 67.7 Cash & Cash Equivalents (beginning of period) 116.6 167.5 99.7 Cash & Cash Equivalents (end of period) 116.3 116.6 167.5 Change in Cash deposits -60.5 9.9 30.4 Free Cash Flow** -57.3 -47.0 -1.1 Capex 13.3 13.4 10.1 *) rounded figures; may not add up **) Operating CF + Investing CF + Changes in Cash Deposits, adjusted for acquisition effects

Annual Equipment Revenues by Application (excl. spares) Operations 36 (EUR million) * Optoelectronics includes applications in Consumer Optoelectronics, Telecom/Datacom, Solar, etc. 0 100 200 300 400 500 600 700 800 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 LED Silicon Power Electronics Optoelectronics* Others

OPERATIONS 37

Equipment Order Intake per Quarter


(EUR million)
250
200
150
100
50
0
driven by telecom/datacom and mobile phone
driven by mobile phone penetration
driven by notebook backlighting
driven by LED TV
driven by strategic China investments
Overcapacity Absorption, Industry Consolidation
Compound Semiconductor Market
China Investments

AIXTRON

Global Presence AIXTRON SE Headquarters Herzogenrath, Germany Core of AIXTRON’s activities is the Technology and R&D Center near Aachen. Focus on engineering and process development in MOCVD and organic semiconductors. AIXTRON Inc. Sunnyvale, California, USA Focus on silicon applications for leading suppliers of DRAM and CMOS. AIXTRON Ltd. Cambridge, United Kingdom Focus on key MOCVD reactor component technology, carbon-based nanotechnology systems, state of the art innovation and production of R&D tools. 38 About aixtron

Financial Calendar & Contact Data November 8, 2016 9M/2016 Results, Conference Call February 2017 FY/2016 Results, Conference Call May 2017 Annual General Meeting, Aachen For further information please contact: Investor Relations & Corporate Communications AIXTRON SE Dornkaulstr. 2 52134 Herzogenrath, Germany IR Team Europe Phone: +49 (2407) 9030-444 E-Mail: invest@aixtron.com IR Team USA – Andrea Su Phone: +1 (408) 747-7140 ext. 1292 E-Mail: invest@aixtron.com 39

AIXTRON SE Dornkaulstr. 2 52134 Herzogenrath Germany Phone +49 (2407) 9030-0 Fax +49 (2407) 9030-40 E-Mail invest@aixtron.com 40 Thank you very much for your attention.